Exhibit 10.20

PROMISSORY NOTE

February 21, 2023	US$500,000

FOR VALUE RECEIVED, Unique Logistics International, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to the order of Frangipani Trade Services, Inc., a New York corporation (“FTS”), or its successors, assigns or other subsequent noteholder, as the case may be (the “Noteholder”), the principal amount of Five Hundred Thousand Dollars (US$500,000) (the “Principal Amount”), as provided herein (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Note”).

Each of the Maker and the Noteholder may be referred to herein as a “Party” and, collectively, as the “Parties.”

This Note is being issued by the Maker as part of the consideration to be paid to FTS under a certain Stock Purchase Agreement, dated as of the 21st of February, 2023, by and between the Maker and FTS, as amended (the “Purchase Agreement”), pursuant to which the Maker has agreed to purchase from FTS 458,370 equity shares owned by FTS (the “Purchased Shares”), of Unique Logistics International (India) Private Limited (the “Company”) pursuant to the terms and subject to the conditions set forth therein.

Capitalized terms used herein but not otherwise defined, if any, shall have the respective meanings attributed to them in the Purchase Agreement.

1. Payment Due Date; Optional Prepayment.

1.1 Payment of Principal Amount; Maturity Date. The Principal Amount outstanding under this Note shall become due and payable on the second anniversary of the date hereof (the “Maturity Date”) The Principal Amount shall become due and payable on the Maturity Date and shall be paid to the Noteholder within [seven (7)] calendar days of the Maturity Date.

1.2 Optional Prepayment. The Maker, in its sole discretion, may prepay the Principal Amount in whole or in part at any time or from time to time prior to the Maturity Date without penalty or premium.

2. No Interest.

2.1 No Interest. The Principal Amount outstanding hereunder shall bear no interest.

3. Payment Mechanics.

3.1 Manner of Payment. All payments hereunder shall be made in lawful currency of the United States of America on the date on which such payment is due, by cashier’s check, certified check, or by wire transfer of immediately available funds to the Noteholder’s account at such bank as may be specified by the Noteholder in writing to the Maker from time to time.

3.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder and second to the payment of the Principal Amount outstanding under the Note.

3.3 Business Day Convention. Payment hereunder shall be due on a business day, meaning a day other than Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close (each such day, a “Business Day”). Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

4. Representations and Warranties. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

4.1 Existence. The Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

4.2 Power and Authority. The Maker has the requisite power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

4.3 Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Maker has duly executed and delivered this Note.

4.4 No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not, to the knowledge of the Maker: (a) violate any law applicable to the Maker or by which any of its properties or assets are bound; or (b) constitute a material default under any material agreement or contract by which the Maker is bound.

4.5 Enforceability. The Note is the valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5. Events of Default. The occurrence and continuance of any of the following events shall constitute an Event of Default hereunder:

5.1 Failure to Pay. The Maker fails to pay:

(a) the Principal Amount when due; or

(b) such failure continues without cure for [seven (7)] days after written notice thereof to the Maker.

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5.2 Bankruptcy.

(a) The Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 5.2(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

(c) There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d) the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 5.2(a), Section 5.2(b), or Section 5.2(c); or

(e) The Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

5.3 Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker provided within ten (10) Business Days of the Noteholder’s discovery of the subject Event of Default: (a) declare any Principal Amount outstanding under this Note to become immediately due and payable, and (b) exercise any or all of its rights, powers, or remedies under applicable law or this Note; provided, however that, if an Event of Default described in Section 5.2 shall occur, the Principal Amount shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder. If an Event of Default hereunder occurs, Maker agrees to pay all of Noteholder’s reasonable costs and expenses incurred in connection with collection with amounts then due, including, without limitation, reasonable and documented attorney’s fees and expenses incurred by the Noteholder as a result of the occurrence of such Event of Default. This Note is unsecured and without recourse other than as specifically set forth herein.

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6. Subordination. Notwithstanding any other provisions of this Note, but subject to Section 5.3, by its acceptance of this Note the Holder acknowledges and agrees that the obligations of the Maker under this Note shall be subordinate in all respects to the obligations of the Maker under: (i) that certain Revolving Purchase, Loan and Security Agreement, dated as of June 1, 2021, as amended, supplemented or restated from time to time, between the Maker, certain of its affiliates and TBK Bank SSB; and (ii) the financing facility expected to be entered into shortly following the date hereof between the Maker and certain financing sources.

7. Miscellaneous.

7.1 Notices. Any notice, request or other communication to be given or made under this Note to the Maker or the Noteholder shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, national or international courier (confirmed by email), or email or other electronic or digital means (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address as such Party shall have designated by notice to the Party giving or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a Party to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Note.

7.2 Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable attorneys’ fees) actually incurred by the Noteholder in connection with the Noteholder’s collection of amounts due hereunder or enforcement of any of the Noteholder’s rights hereunder.

7.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby, shall be governed by the laws of the State of New York, without regard to any conflict of law provisions thereof.

7.4 Submission to Jurisdiction.

(a) The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of any county or borough of New York City in the State of New York or in any federal court sitting therein, and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 7.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker, or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

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7.5 Venue. THE MAKER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO IN Section 7.4 AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

7.6 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

7.7 Successors and Assigns. This Note may not be assigned, transferred, or negotiated by the Noteholder to any person or entity, at any time, without the prior written notice to and consent of the Maker. This Note shall inure to the benefit of and be binding upon the Parties and their permitted successors and assigns.

7.8 Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

7.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

7.10 Automatic Cancellation. After the Principal Amount outstanding under this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Maker for cancellation, and shall not be re-issued.

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IN WITNESS WHEREOF, the Maker has executed this Note as of February 21, 2023.

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Sunandan Ray, Chief Executive Officer

Agreed to and accepted by:

FRANGIPANI TRADE SERVICES, INC.

By:
Sunandan Ray, Chief Executive Officer

[Signature Page to UNQL – Frangipani $500K Purchase Price Promissory Note]